As filed with the Securities and Exchange Commission on February 1, 2007.

Registration No. 333-82192

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Alliant Techsystems Inc.
(Exact name of registrant as specified in its charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive, Minnesota	55436-1097
(Address of principal executive offices)	(Zip Code)

Alliant Techsystems Inc. 401(k) Plan

(Full title of the plan)

Keith D. Ross

Senior Vice President, General Counsel and Secretary

Alliant Techsystems Inc.

5050 Lincoln Drive

Edina, Minnesota 55436-1097

(Name and address of agent for service)

(952) 351-3000

(Telephone number, including area code, of agent for service)

EXPLANATORY STATEMENT: MERGER OF TWO 401(k) PLANS

Alliant Techsystems Inc. (the “Registrant”) maintains a registration statement on Form S-8 (File No. 333-82192) relating to the offering of shares of the Registrant’s common stock, par value $.01 per share, under (a) the Alliant Techsystems Inc. 401(k) Plan and (b) the Alliant Techsystems Inc. 401(k) Plan Subject to Collective Bargaining.  Effective December 31, 2006, the Alliant Techsystems Inc. 401(k) Plan Subject to Collective Bargaining was merged into the Alliant Techsystems Inc. 401(k) Plan.   Following the merger, the shares registered pursuant to this registration statement on Form S-8 (File No. 333-82192) and previously apportioned between the two plans are now aggregated and offered under the single surviving Alliant Techsystems Inc. 401(k) Plan.  Pursuant to the undertaking contained in the registration statement, the Registrant is filing this Post-Effective Amendment No. 1 to disclose the foregoing information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on February 1, 2007.

ALLIANT TECHSYSTEMS INC.

By:	/s/ KEITH D. ROSS
Keith D. Ross Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on February 1, 2007.

Signature	Title

*	Chairman of the Board, President, and
Daniel J. Murphy	Chief Executive Officer (principal executive officer and a Director)
/s/ JOHN L. SHROYER	Senior Vice President and Chief Financial Officer
John L. Shroyer	(principal financial and principal accounting officer)

*	Director
Frances D. Cook

*	Director
Gilbert F. Decker

*	Director
Martin C. Faga

*	Director
Ronald R. Fogleman

*	Director
Cynthia L. Lesher

*	Director
Douglas L. Maine

*	Director
Roman Martinez IV

Director
Mark H. Ronald

*	Director
Michael T. Smith

*	Director
William G. Van Dyke

*By:	/s/ KEITH D. ROSS
Keith D. Ross
Attorney-In-Fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plans) have duly caused this post-effective amendment to the registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on February 1, 2007.

ALLIANT TECHSYSTEMS INC. 401(K) PLAN

By:	Alliant Techsystems Inc., the Plan Administrator

	By:	/s/ PAULA J. PATINEAU
Paula J. Patineau Senior Vice President Human Resources and Administrative Services

ALLIANT TECHSYSTEMS INC.
FORM S-8 REGISTRATION STATEMENT
EXHIBIT INDEX

Exhibit Number	Description of Exhibit

24.1	Power of Attorney.